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                                                                    EXHIBIT 10.2



                               REALNETWORKS, INC.


                                 AMENDMENT NO. 2

                                       TO

                        1998 EMPLOYEE STOCK PURCHASE PLAN


        Sections 16.2 and 16.3 of the RealNetworks, Inc. 1998 Employee Stock Purchase Plan (the "Plan") are hereby amended as follows:

               "16.2 Notwithstanding the foregoing, effective for Offering Periods beginning on or before July 15, 1999, if a Participant ceases to be an employee of the Company or one of its subsidiaries, the termination of the Participant's rights under the preceding paragraph shall not apply to any right the Participant may have to purchase shares of Common Stock at the end of the Offering Period in progress when the Participant ceases to be an employee. Such purchases of shares of Common Stock shall, to the extent of payroll deductions accumulated for the purchases of shares of Common Stock shall, to the extent payroll deductions accumulated for the Offering Period, occur automatically at the end of the Offering Period, unless the Participant or his or her personal representative withdraws from the Plan for the Offering Period in the manner described in Section 11. To the extent that the rights of a Participant terminate in accordance with this Section 16, any of the Participant's payroll deductions not used to purchase shares of Common Stock will be promptly returned (without interest thereon) to the Participant or his or her personal representative."

               "16.3 Effective for Offering Periods commencing after July 15, 1999, if a Participant ceases to be an employee of the Company or one of its subsidiaries, then as soon as practicable after such cessation, the Participant's payroll deductions shall cease and any of the Participant's accumulated payroll deductions shall be promptly returned (without interest thereon) to the Participant or his or her personal representative."

        The effective date of such amendments shall be July 15, 1999.

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